Exhibit 3.47

AFTER FILING RETURN TO:
Name: Wallace G. Long
Address: 201 W. Big Beaver Rd., Ste. 500
City, State, Zip: Troy, Ml 48084	–

ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies

Pursuant to the provisions of Act 23, Public Acts of 1993 (the “Act”), the undersigned execute the following Articles:

ARTICLE 1:

The name of the limited liability company is:

BAGNE MANAGEMENT SERVICES CO., LLC

ARTICLE II:

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III:

The duration of the limited liability company is perpetual, subject to dissolution pursuant to the Act or the operating agreement.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV:

1.                        The address of the registered office is:

1505 Kirkway Road, Bloomfield Hills, Ml 48302

2.                        The mailing address of the registered office, if different than above, is:

3.                        The name of the resident agent at the registered office is: Farideh R. Bagne

ARTICLE V:

No member of the limited liability company shall be personally liable to the limited liability company or its members for monetary damages, for a breach of the member’s duties under Section 404 of the Limited Liability Company Act, except for the following:

(a)         The receipt of a financial benefit to which the member is not entitled;

(b)         Liability under Section 308 of the Limited Liability Company Act;

(c)          A knowing violation of law; or

(d)         Any act or omission occurring prior to the effective date of this Article.

Signed on December 30, 1998.

/s/ Wallace G. Long
Wallace G. Long, Attorney-in-Fact for Member
Farideh R. Bagne

Person or organization remitting fees:	Preparer’s name and business telephone number:

Cox, Hodgman & Giarmarco, P.C.	Wallace G. Long
248-528-2200

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Michigan Department of Consumer and Industry Services

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT TO THE ARTICLES OF ORG.

for

PHOENIX MANAGEMENT COMPANY, LLC

ID NUMBER: B38828

received by facsimile transmission on January 27, 1999 is hereby endorsed

Filed on January 27, 1999 by the Administrator.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 27th day of January, 1999.

, Director

Corporation, Securities and Land Development Bureau

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

Date Received		(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a
subsequent effective date within 90 days after received date is stated in the document.
Name
Wallace G. Long

Address
201 West Big Beaver, Suite 500

City	State	Zip Code	EFFECTIVE DATE:
Troy	MI	48084-4160

Document will be returned to the name and address you enter above

If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

For use by Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned limited liability company executes the following Certificate of Amendment:

1.                          The present name of the limited liability company is:

BAGNE MANAGEMENT SERVICES CO., LLC

2.                          The identification number assigned by the Bureau is: B38828

3.                          The date of filing of its original Articles of Organization was: January 11, 1999

4.                          Article 1 of the Articles of Organization is hereby amended to read as follows:

The name of the limited liability company is:

PHOENIX MANAGEMENT COMPANY, LLC

5.                          ☐  The amendment was approved by a majority vote of the members entitled to vote.

☒  The amendment was approved by unanimous vote of all of the members entitled to vote.

This Certificate is hereby signed as required by Section 103 of the Act.

Signed this 27th day of January, 1999.

By:	/s/ Wallace G. Long
Wallace G. Long, Attorney-in-Fact for Member Farideh R. Bagne

BCS/CD-520 (Rev. 12/05)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH

BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
FILED
JUL 16 2007
	Administrator	Tran Info: 13091861-1 07/13/07
This document is effective on the date filed, unless a	Bureau of Commercial Services	Code: 1000793154 Amt: $5.00
subsequent effective date within 90 days after		ID: 038828
received date is stated in the document.

Name
Corporation Service Company, Attn: Kathy Shields

Address
2711 Centerville Road, Suite 400

City	State	Zip Code
Wilmington	DE	19808	EFFECTIVE DATE:
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.	The name of the corporation or limited liability company is:
PHOENIX MANAGEMENT COMPANY, LLC

2.	The identification number assigned by the Bureau is: B38828

3.	a.	The name of the resident agent on file with the Bureau is: Dr. Farideh R. Bagne

	b.	The location of the registered office on file with the Bureau is:

		1505 Kirkway Road	Bloomfield Hills	, Michigan	48302
		(Street Address)	(City)		(ZIP Code)

	c.	The mailing address of the above registered office on file with the Bureau is:

, Michigan
		(Street Address or P.O. Box)	(City)		(ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.	a.	The name of the resident agent is: CSC-Lawyers Incorporating Service (Company)

	b.	The address of the registered office is:

		601 Abbott Road	East Lansing	, Michigan	48823
		(Street Address)	(City)		(ZIP Code)

	c.	The mailing address of the registered office IF DIFFERENT THAN 4B is:

, Michigan
		(Street Address or P.O. Box)	(City)		(ZIP Code)

5.

The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6.	The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature			Type or Print Name and Title or Capacity		Date Signed

/s/ David M. Koeninger			David M. Koeninger, VP & CFO		6/21/07
Authorized Person

JAN 05 2009	ADJUSTED TO AGREE WITH BUREAU RECORDS	FILED JAN 05 2009 Administration BUREAU OF COMMERCIAL SERVICES

CERTIFICATE OF MERGER
OF
PONTIAC INVESTMENT ASSOCIATES
WITH AND INTO
PHOENIX MANAGEMENT COMPANY, LLC

This Certificate of Merger is being executed and filed by Phoenix Management Company, LLC, a Michigan limited liability company (the “Company”), and Pontiac Investment Associates, a Michigan co-partnership (the “Partnership”), pursuant to sections 705a of Act 23, P.A. of 1993 of the laws of the State of Michigan, in order to merge the Partnership with and into the Company, with the Company as the surviving entity:

1.         The names, jurisdictions of formation or organization and State Identification Number of each entity which is to merge are as follows:

Pontiac Investment Associates, a Michigan co-partnership,

                        , and

Phoenix Management Company, LLC, a Michigan limited liability company (Identification No.: B38828).

2.         The Agreement and Plan of Merger (the “Merger Agreement”) has been approved, confirmed and executed by the Company and the Partnership in accordance with Section 705a(5) of the Michigan Limited Liability Company Act.

3.         The name of the surviving domestic limited liability company is Phoenix Management Company, LLC, and its identification number is B38828.

4.         The Merger Agreement is on file at the Company’s principal place of business. The Company’s principal place of business is: c/o Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Fort Myers, Florida 33907.

5.         A copy of the Agreement and Plan of Merger shall be furnished by the Company, on request and without cost, to any member of the Company or any person holding an interest in the Partnership.

6.         There are no changes to be made to the Articles of Organization of the surviving limited liability company.

7.         Following the merger, the interests of each partner in the Partnership shall be extinguished, and the sole member of the Company shall own the same classes of membership interests and the same percentage interests in the Company as before the Merger. The Merger shall not in any way effect a change in a partner’s share of the Partnership’s liabilities prior to the Merger.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of December 30, 2008.

PONTIAC INVESTMENT ASSOCIATES

By:	Michigan Radiation Therapy Management Services, Inc., in its capacity as a Partner of Pontiac Investment Associates

	By:	/s/ David N.T. Watson
Name: David N.T. Watson
Title: Vice President

PHOENIX MANAGEMENT COMPANY, LLC

By:	/s/ Jeffrey A. Pakrosnis
Name: Jeffrey A. Pakrosnis
Title: Treasurer

2

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number

(or P.O. box), city, state and ZIP code.

CSC-New York

1133 Avenue of the Americas

Suite 3100

New York, NY 10036